Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-99291 and 333-170145) on Form S-8 and in the Registration Statement (No. 333-166662) on Form S-3/A of Summit Financial Group, Inc. and subsidiaries of our reports, dated March 7, 2014, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in the Annual Report on Form 10-K of Summit Financial Group, Inc. and subsidiaries for the year ended December 31, 2013.

Charleston, West Virginia
March 7, 2014